Exhibit 23.1








                 CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Doskocil Companies Incorporated on Form S-8 (File No. 33-45974) of our report dated March 1, 1994, on our audits of the consolidated financial statements and financial statement schedules of Doskocil Companies Incorporated as of January 1, 1994 and January 2, 1993, and for the years ended January 1, 1994, January 2, 1993, the three months ended December 28, 1991, and the nine months ended September 28, 1991, which report is included in the Annual Report on Form 10-K.




                                    (Coopers & Lybrand)

                                    COOPERS & LYBRAND


Tulsa, Oklahoma
March 30, 1994